Exhibit 10.18

English Translation

SALES CONTRACT

Seller: CEEG Nanjing International Trade Co., Ltd.		No.: CEEGNIC06A4S007

Buyer: CEEG (Nanjing) PV-Tech Co., Ltd.	Date: August 17, 2006

Through friendly consultation, the Buyer and the Seller reached agreement on the following stipulations:

1. Name, Type, Quantity and of the Product

Name	Specifications	Unit	Quantity	Unit Price (incl. tax)	Amount (incl. tax)
Solar grade Mono-crystalline silicon wafers	6 inch (125*125)	PC	200,000	RMB 55.50	RMB 11,100,000.00

Total Amount: RMB Eleven Million One Hundred Thousand Only (RMB 11,100,000.00)

2. Quality Requirements and Technology Standards: please refer to the attachment.

3. Time, Place, and Term of Delivery: the Seller shall deliver the products to the Buyer before 22nd September, 2006 in installments. The place of delivery shall be at the warehouse of the Seller. The Buyer shall be responsible for collecting goods at the Seller’s warehouse or ask the Seller to handle transportation on behalf of it.

4. Shipment: the Buyer transports the products to the warehouse by ground automobile.

5. Criterion of Packaging, Supply and Callback of Packing Materials: The packaging shall meet the requirement of transportation.

6. Criterion and Inspection and Acceptance Method: according to the technology requirements stipulated herein.

7. Transfer of the Object: the ownership of the products shall be transferred to the Buyer on the date of delivery.

8. Term of Claims for Quality: Claims by the Buyer for quality shall be made within seven days after the Buyer receives the goods.

9. All disputes arising from the performance of this Contract shall be settled through consultation by both parties. In case no settlement can be reached through consultation, both Parties agree that the dispute shall be filed to the arbitration commission where the applying party is located.

10. Form and Term of Payment: The Buyer shall prepay 100% of the price value by telegraphic transfer to the account designated by the Seller before 21st August, 2006. The Seller shall provide the Buyer with a 17% value added tax invoice in full amount when the products are delivered.

11. Term of the Contract: This Contract shall come into effect upon signed and sealed by the Parties.

12. Miscellaneous: The Contract copies executed and delivered through telefax shall be as valid as the original.

The Seller	The Buyer
Company Name: CEEG Nanjing International Trade Co., Ltd. (Seal)	Company Name: CEEG (Nanjing) PV-Tech Co., Ltd. (Seal)
Address: 3F, Xinchen International Mansion, 26 Zhongshan Road, Nanjing	Address: Legal representative: /s/
Legal representative: Yin Guangyou	Entrusted Agent:
Entrusted Agent: /s/	Tel.:
Tel.: 025-83275350	Fax:
Fax: 025-83275373	Opening Bank:
Opening Bank: Bank of China Nanjing Branch	Account Number:
Zhonghua Road Sub-branch	Tax File Number:
Account Number: 800139647008097001
Tax File Number: 320106777017485

Attachment: Specifications for Solar Grade Mono-Crystalline Silicon Wafers

Size	6 inch
Type	P/boron
Resistivity (ohm.cm)	0.5-3.0
Tendency	<100>±3 degree
Carbon content	<5*10[16]
Oxygen content	<1.0*10[18]
Working life (µs)	>10
Side length (mm)	125*125±0.5
Diameter (mm)	150±0.5
Thickness (µm)	220±20
Total thickness change (µm)	<30
Surface condition	Clean, no stains
Appearance	No cracks